AMENDMENT NO. 1

This Amendment Number 1 to Research and Development Agreement (this “Amendment No. 1”) is made and entered into effective as of this 14th day of August, 2006 by and among NuWay Medical, Inc., BioLargo Life Technologies, Inc, IOWC Technologies, Inc. and Kenneth Reay Code. Capitalized terms used herein without definitions shall have the same meanings as defined in the Research and Development Agreement by and among the parties hereto dated August 11, 2006 (the “R&D Agreement”)

1. The Parties agree that NuWay and BLTI will cooperate with IOWC in setting the timetable for the creation or establishment of facilities appropriate for IOWC and Code to conduct the Work, as defined in the R&D Agreement and, notwithstanding the provisions of Section 2(a) of the R&D Agreement, no fees shall be payable to IOWC pursuant to that Section until such time as facilities are established to mutual satisfaction of the Parties.

2. Except as modified by this Amendment No. 1, the R&D Agreement is, and remains, in full force and effect in accordance with its terms.

In Witness Whereof, the Parties have executed this Amendment No. 1 effective this 14th day of August, 2006.

IOWC TECHNOLOGIES, INC.

By: /s/ Kenneth R. Code President	/s/ Kenneth R. Code KENNETH REAY CODE

NUWAY MEDICAL, INC.	BIOLARGO LIFE
TECHNOLOGIES, INC.

By: /s/ Dennis Calvert	By: /s/ Dennis Calvert
President	President